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                                     EXHIBIT 23.1

                Independent Auditors' Consent - Deloitte & Touche LLP

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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-72978 and in this Registration Statement of ENCAD, Inc. on Form S-8 of our report dated February 4, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of ENCAD, Inc. for the year ended December 31, 1996.




San Diego, California
April 7, 1997